Exhibit 10.3
DIRECTOR RESTRICTED STOCK AGREEMENT

FirstSun Capital Bancorp
2021 Equity Incentive Plan

Participant: ______________________

No. of Shares: ______________________

Date of Grant: ______________________

This Restricted Stock Agreement (the “Agreement”) evidences the grant to the Participant named above (“you” or “Participant”) of the number of restricted shares set forth above (each, an “Award Share,” and collectively, the “Award Shares”) of the common stock of FirstSun Capital Bancorp, a Delaware corporation (the “Company”) as of the date of grant set forth above (the “Date of Grant”), pursuant to the FirstSun Capital Bancorp 2021 Equity Incentive Plan, as may be amended from time to time (the “Plan”) and conditioned upon your agreement and compliance with the terms set forth below. All of the provisions of the Plan are expressly incorporated into this Agreement.

1.Terminology. Capitalized words used in this Agreement and not defined herein shall have the meaning set forth in the Plan.

2.Vesting.

(a)As of the Date of Grant, all Award Shares are unvested. All Award Shares shall become vested [Vesting Schedule to be set by Compensation Committee at time of grant], unless vested earlier in accordance with this Agreement or as directed by the Administrator.

(b)Notwithstanding anything herein to the contrary, if prior to the [.] anniversary of the Date of Grant there is a Change of Control, as defined in Section 14 of the Plan, all Award Shares shall become vested concurrent with the consummation of such Change of Control.

3.Service on the Board of Directors. If your service as a member of the board of directors of the Company ceases for any reason, all Award Shares that are not then vested will be immediately and automatically forfeited and cancelled upon the date your service as a director terminates. You will be required to perform “substantial services” (within the meaning of the Internal Revenue Code of 1986, as amended, (the “Code”) Section 409A(d)(4)) for the Company (including the Bank) (and any applicable successor of the Company and the Bank) through the vesting date in order for vesting to occur, if at all, on such date.

4.Restrictions on Transfer.

(a)Until an Award Share becomes vested, you may not sell, pledge, assign or otherwise directly or indirectly dispose of or transfer the Award Shares (whether by operation of law or otherwise) and the Awards Shares shall not be subject to execution, attachment or similar process.

(b)The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.
(c)Upon vesting, an Award Share shall be transferred to you without restrictions on further transfer in accordance with Section 5.

5.Stock Issuance.

(a)The Company shall issue the Award Shares in book entry form, registered in your name with notations regarding the applicable restrictions on transfer imposed under this Agreement; provided, however, that the Company may, in its discretion, elect to issue such shares in certificate form as provided below.
(b)Any certificates representing the Award Shares that may be delivered to you by the Company prior to vesting shall be redelivered to the Company to be held by the Company until the restrictions on such Award Shares have lapsed and the Award Shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear a legend as contemplated by this Section 5.
(c)Promptly after the vesting of the Award Shares pursuant to this Agreement, the Company shall, as applicable, either remove the notations on any shares issued in book entry form which have vested or deliver to you a certificate or certificates evidencing the number of Award Shares which have vested.
(d)If the Company elects to issue you certificates, you shall be required to execute a stock power, in the form attached as Exhibit A, with respect to the Award Shares. The Company shall not deliver any certificates in accordance with this Agreement unless and until the Company shall have received such stock power executed by you. You, by acceptance of this award, shall be deemed to appoint, and you do so appoint by execution of this Agreement, the Company and each of its authorized representatives as your attorney(s)-in-fact to effect any transfer of unvested forfeited Award Shares (or Award Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.
(e)Until the Award Shares become vested, any share certificates or book entry positions representing such shares will include a legend to the effect that you may sell, pledge, assign or otherwise directly or indirectly dispose of or transfer the Award Shares and the Award Shares are subject to the provisions of this Agreement and the Plan.
6.Taxes: Election and Withholding.

(a)You hereby agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares. You may elect, or the Company shall have the right, to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares) due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the Shares withheld may not exceed the statutory minimum withholding amount required by law. The Company may report any income to the Internal Revenue Service and any other applicable governmental entity, even if you refuse to make any tax or withholding payments. The value of Award Shares deducted is based on the Fair Market Value of the Shares on the applicable date of vesting.
(b)  You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Code, and that any such election, if made, must be made within 30 days of the Date of Grant. If you make an election under 83(b) of the Code, you agree to promptly deliver a copy of such election to the Company. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award.

7.Required Forfeitures and Clawbacks. Each Award Share is conditioned on your forfeiting, waiving, or repaying to the Company any amount or Award Share as may be required in compliance with Section 304 of the Sarbanes-Oxley Act, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the Company’s clawback compliance policy as in effect from time to time and as directed by the Administrator. You agree to execute any documents to effect any required forfeiture, waiver or clawback. You agree to assign any Award Shares to the Company or pay any cash amount in lieu thereof as may be required for such compliance.

8.Rights as Shareholder. Except as otherwise provided in this Agreement with respect to the Award Shares which have not vested, you are not entitled to any rights of a shareholder of the Company, including the right to vote the Award Shares (subject to any applicable Voting Agreement or similar arrangement to which you may be a party) and receive dividends and/or other distributions declared on the Award Shares until such Award Shares are vested.

9.The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

11.Successors.

(a)This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant.

(b)This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
(c)The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “the Bank” shall mean Sunflower Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. As used in this Agreement, “the Company” shall mean FirstSun Capital Bancorp as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
12.Miscellaneous.

(a)Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered, mailed by certified mail, transmitted by facsimile or email, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office.

(b)Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

(c)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have an adverse effect on the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

(e)Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement. A copy of the Plan has been provided to you.

(f)Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

(g)Captions. The captions (i.e., all section headings) used in this Agreement are for convenience only and shall not be deemed to limit, characterize or affect in any way any provisions of the Agreement.

(h)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Parties’ Signatures are Contained on the Following Page.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.
    FIRSTSUN CAPITAL BANCORP
        By:
        Name:
        Title:

    Date:

    The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.
    PARTICIPANT

    Name:

    Date:

    Address:

    Facsimile:

Enclosure: FirstSun Capital Bancorp 2021 Equity Incentive Plan

{This Stock Power should be signed in blank and deposited with the Company if share certificates are issued and/or delivered to the Participant for Award Shares that are forfeitable.}

STOCK POWER

    FOR VALUE RECEIVED, the undersigned, ___________________________, hereby sells, assigns and transfers unto FirstSun Capital Bancorp, a Delaware corporation (the “Company”), or its successor, _________             shares of restricted common stock of the Company standing in my name on the books of the Company, represented by Certificate No. ___, which is attached hereto, and hereby irrevocably constitutes and appoints ______________________________ as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

    This Stock Power may only be used in connection with the forfeiture of Award Shares pursuant to that certain Restricted Stock Agreement between ____________ and the Company, dated ______________.

                            ____________________________________
                            Name:

                            Dated: ______________________________

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE DATE OF GRANT OF THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.